                                                                EXHIBIT 23(j)(1)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated February 5, 2002 in the Registration Statement (Form N-1A) and related Prospectus of The Oberweis Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 20 to the Registration Statement under Securities Act of 1933 (Registration No. 33-9093) and in this Amendment No. 22 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4854).

                                                      /s/ ERNST & YOUNG LLP

Chicago, Illinois
April 25, 2002                                            ERNST & YOUNG LLP